EXHIBIT (a)(1)(B)

Letter of Transmittal

For Tender of Shares of Class A Ordinary Shares

Pursuant to the Offer to Purchase, Dated August 12, 2019

by

Liberty Global plc

Up to $625 million in value of its Class A Ordinary Shares

At a Cash Purchase Price Not Greater than $29.00 per Class A Share Nor Less than $25.25 per Class A Share

THE CLASS A OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2019, UNLESS THE CLASS A OFFER IS EXTENDED OR TERMINATED.

The undersigned represents that I (we) have full authority to tender without restriction the Class A Shares (as defined herein) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for Class A ordinary shares, nominal value $0.01 per share (each, a “Class A Share,” and collectively, “Class A Shares”), of Liberty Global plc (the “Company,” “we,” “us” or “our”) tendered pursuant to this Letter of Transmittal, for purchase by Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc. (each, a “Counterparty Bank,” and together, the “Counterparty Banks”), at a price not greater than $29.00 nor less than $25.25 per Class A Share (the “Class A Offer”), to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions in this Letter of Transmittal (together with any amendments and supplements thereto, this “Letter of Transmittal”), the Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”) and other related materials as may be amended or supplemented from time to time.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR SHARES TO COMPUTERSHARE TRUST COMPANY, N.A. (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE COMPANY, THE COUNTERPARTY BANKS, CREDIT SUISSE SECURITIES (USA) LLC AND HSBC SECURITIES (USA) INC. (THE “DEALER MANAGERS”) OR INNISFREE M&A INCORPORATED (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your Class A Shares, to:

If delivering by express mail, courier or other expedited service:	By mail:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011

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Pursuant to the Class A Offer to purchase up to $625 million in value of Class A Shares, the undersigned encloses herewith and tenders the following certificates representing shares of the Company:

DESCRIPTION OF CLASS A SHARES TENDERED (See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s)	Class A Shares Tendered

(Please fill in. Attach separate schedule if needed – See Instruction 3)

	Certificated Shares**			Book-Entry Shares or Shares Electronically held in a Custody Account, if applicable

	Certificate No(s)*	Total number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Number of Shares Tendered***

TOTAL SHARES

    *  Need not be completed if Class A Shares are delivered by book-entry transfer by your broker to DTC.

  **  Unless otherwise indicated, it will be assumed that all Class A Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

***  If your Class A Shares are held as Book-Entry Shares or Shares Electronically held in a Custody Account, if applicable, indicate the amount of Class A Shares you are tendering in the column Number of Shares Tendered.

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READ THE INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THIS LETTER OF TRANSMITTAL.

Indicate below the order (by certificate number) in which Class A Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Class A Shares tendered are purchased due to proration, Class A Shares will be selected for purchase by the Depositary. See Instruction 14.

1st:	2nd:	3rd:

4th:	5th:

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE IRS FORM W-9 PROVIDED BELOW OR, IF APPROPRIATE, IRS FORM W-8.

This Letter of Transmittal (together with any amendments and supplements thereto, this “Letter of Transmittal”) is to be used either if certificates for Class A ordinary shares, nominal value $0.01 per share (each, a “Class A Share,” and collectively, “Class A Shares”), of Liberty Global plc (the “Company,” “we,” “us” or “our”) being tendered are to be forwarded with this Letter of Transmittal or, unless an Agent’s Message (defined below) is utilized, if delivery of Class A Shares is to be made by book-entry transfer to an account maintained by Computershare Trust Company N.A., the depositary for the Class A Offer (the “Depositary”), at The Depository Trust Company, which is referred to as the “Book-Entry Transfer Facility,” pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase,” and together with this Letter of Transmittal and other related materials, as each may be amended or supplemented from time to time and with respect to the Class A Shares, the “Class A Offer”). Tendering shareholders must deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Class A Shares and all other documents required by this Letter of Transmittal to the Depositary by one (1) minute after 11:59 p.m., New York City time, on September 9, 2019, unless we extend or terminate the Class A Offer (such date and time, as they may be extended, the “Expiration Date”). When used together with a specific time, the term Expiration Date refers to the date on which the Class A Offer expires.

The Class A Offer will be conducted such that, the Counterparty Banks will initially purchase their respective allocated portion of the Class A Shares and take actions to facilitate our subsequent purchase of the Class A Shares pursuant to the Counterparty Bank Agreements and the terms and conditions of the Class A Offer set forth in the Offer to Purchase. We will generally make all decisions and determinations with respect to the Class A Offer, including with respect to the satisfaction or waiver of conditions to the Class A Offer set forth in the Offer to Purchase and the acceptance of Class A Shares for purchase by the Counterparty Banks. We sometimes refer to our purchases of the Class A Shares “through the Counterparty Banks,” which refers to the initial purchase of Class A Shares in the Class A Offer by the Counterparty Banks and our subsequent purchase of the same Class A Shares pursuant to the Counterparty Bank Agreements and the terms and conditions of the Class A Offer set forth in the Offer to Purchase. In no circumstances will we purchase Class A Shares in connection with the Class A Offer other than from the Counterparty Banks pursuant to the Counterparty Bank Agreements.

Tendering shareholders whose certificates for Class A Shares are not immediately available or who cannot deliver either the certificates for, or timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Class A Shares and all other documents

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required by this Letter of Transmittal to the Depositary by the Expiration Date must tender their Class A Shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

Your attention is directed in particular to the following:

1.	If you wish to retain Class A Shares you own, you do not need to take any action.

2.

If you wish to participate in the Class A Offer and wish to maximize your chances of having Class A Shares you are tendering by this Letter of Transmittal purchased in the Class A Offer, you should check the box marked “Class A Shares Tendered At Price Determined Under The Class A Offer” below and complete the other portions of this Letter of Transmittal as appropriate. You should understand that this election will indicate that you will accept the Final Class A Purchase Price as determined by us in accordance with the terms and subject to the conditions of the Class A Offer, and this election may have the effect of lowering the Final Class A Purchase Price and could result in your tendered Class A Shares being purchased at $25.25 per Class A Share, which is the low end of the price range in the Class A Offer, less any applicable withholding taxes and without interest.

3.

If you wish to select a specific price (in multiples of $0.25) at which you will be tendering your Class A Shares, you must select the appropriate box in the section captioned “Class A Shares Tendered At Price Determined By Shareholder” below and complete the other portions of this Letter of Transmittal as appropriate. You should understand that this election could mean that none of your tendered Class A Shares will be purchased if you select a box other than the box representing a price at or below the Final Class A Purchase Price.

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METHOD OF DELIVERY

☐	CHECK HERE IF CERTIFICATES FOR TENDERED CLASS A SHARES ARE ENCLOSED HEREWITH.

☐

CHECK HERE IF TENDERED CLASS A SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK- ENTRY TRANSFER FACILITY MAY DELIVER CLASS A SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED CLASS A SHARES ARE BEING DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES OUTLINED IN SECTION 3 OF THE OFFER TO PURCHASE AND COMPLETE THE FOLLOWING:

Name (s) of Registered Owner (s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

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PRICE (IN U.S. DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

(See Instruction 5)

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW).

(1) CLASS A SHARES TENDERED AT PRICE DETERMINED UNDER THE CLASS A OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Class A Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Class A Shares at the Final Class A Purchase Price as shall be determined by the Company in accordance with the terms of and subject to the conditions of the Class A Offer.

☐

The undersigned wishes to maximize its chances that all of the Class A Shares the undersigned is tendering by this Letter of Transmittal are purchased in the Class A Offer (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Class A Shares at, and is willing to accept, the Final Class A Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer. The undersigned understands that checking this box will result in its Class A Shares being deemed to have been tendered at $25.25 per Class A Share, which is the low end of the price range in the Class A Offer, for purposes of determining the Final Class A Purchase Price. The undersigned also understands that this may have the effect of lowering the Final Class A Purchase Price and could result in the undersigned receiving a per Class A Share price as low as $25.25, which is the low end of the price range in the Class A Offer, less any applicable withholding taxes and without interest.

-OR-

(2) CLASS A SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Class A Shares Tendered At Price Determined Under The Class A Offer,” the undersigned hereby tenders Class A Shares at the price per Class A Share checked. The undersigned understands that this action could result in none of the Class A Shares tendered hereby being purchased in the Class A Offer if you select a box other than the box representing a price at or below the Final Class A Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer.

☐ $25.25	☐ $26.50	☐ $27.75	☐ $29.00

☐ $25.50	☐ $26.75	☐ $28.00

☐ $25.75	☐ $27.00	☐ $28.25

☐ $26.00	☐ $27.25	☐ $28.50

☐ $26.25	☐ $27.50	☐ $28.75

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A SHAREHOLDER DESIRING TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH CLASS A SHARES ARE TENDERED. THE SAME CLASS A SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF CLASS A SHARES AND YOUR CLASS A SHARES WILL NOT BE PURCHASED IN THE CLASS A OFFER.

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ODD LOTS

(See Instruction 13)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding less than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Class A Shares, even if such holders have separate accounts or certificates representing less than 100 Class A Shares. Accordingly, this section is to be completed ONLY if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of less than 100 Class A Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of less than 100 Class A Shares and is tendering all such Class A Shares; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Class A Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Class A Shares, that each such person is the beneficial owner of an aggregate of less than 100 Class A Shares and is tendering all such Class A Shares.

CONDITIONAL TENDER

(See Instruction 12)

A shareholder may tender Class A Shares subject to the condition that a specified minimum number of the shareholder’s Class A Shares tendered pursuant to the Letter of Transmittal must be purchased if any Class A Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Class A Shares indicated below is purchased by us, through the Counterparty Banks, pursuant to the terms of the Class A Offer, none of the Class A Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Class A Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Class A Shares that must be purchased, if any are purchased, is: Class A Shares.

If, because of proration, the minimum number of Class A Shares designated will not be purchased, conditional tenders may be accepted, through the Counterparty Banks, by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Class A Shares and checked this box:

☐	The tendered Class A Shares represent all Class A Shares held by the undersigned.

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LOST OR DESTROYED CERTIFICATE(S)

IF ANY SHARE CERTIFICATE REPRESENTING CLASS A SHARES THAT YOU OWN HAS BEEN LOST, STOLEN OR DESTROYED, PLEASE CONTACT COMPUTERSHARE TRUST COMPANY, N.A. (“COMPUTERSHARE”) AS THE TRANSFER AGENT AT 1 (888) 218-4391 PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING LOST OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT COMPUTERSHARE IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 11.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., as applicable (each, a “Counterparty Bank,” and together, the “Counterparty Banks”), the above-described shares, nominal value $0.01 per share, of the Class A ordinary shares (each, a “Class A Share,” and collectively “Class A Shares”) of Liberty Global plc, a public limited company organized under the laws of England and Wales (the “Company,” “we,” “us” or “our”), at the price per Class A Share indicated in this Letter of Transmittal, to the seller in cash, less any applicable withholding taxes and without interest, which will subsequently be purchased by the Company upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), this Letter of Transmittal (together with any amendments or supplements thereto, this “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and this Letter of Transmittal, in each case, with respect to the Class A Shares, the “Class A Offer”), receipt of which is hereby acknowledged.

Subject to and effective on acceptance for payment of, and payment for, Class A Shares tendered pursuant to this Letter of Transmittal in accordance with the terms and subject to the conditions of the Class A Offer, the undersigned hereby agrees to sell, assign and transfer to the applicable Counterparty Bank, or upon the order of the Company will sell, assign and transfer to the applicable Counterparty Bank, all right, title and interest in and to all Class A Shares that are being tendered hereby, and to the full extent of the undersigned’s rights with respect to such tendered Class A Shares to:

1.

deliver certificates for such tendered Class A Shares or transfer ownership of such tendered Class A Shares on the account books maintained by The Depository Trust Company (which, in the Class A Offer, is called the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by Computershare Trust Company, N.A., the depositary for the Class A Offer (the “Depositary”), as the undersigned’s agent, of the aggregate purchase price (less any applicable withholding taxes and without interest) with respect to such tendered Class A Shares;

2.	present certificate(s) for such tendered Class A Shares held in certificated form outside of the Book-Entry Transfer Facility for cancellation by the Depositary;

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3.

receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Class A Shares, all in accordance with the terms of and subject to the conditions of the Class A Offer and, for so long as the undersigned remains the registered holder of any Class A Shares held in certificated form outside of the Book-Entry Transfer Facility, to:

a.

hold such Class A Shares together with all dividends and any other distributions of profits or other assets in respect of such Class A Shares, and all rights arising out of or in connection with them, in trust for the applicable Counterparty Bank;

b.	deal with and dispose of such Class A Shares, dividends, distributions, assets and rights as the applicable Counterparty Bank may direct;

c.

exercise all voting rights attached to such Class A Shares in such manner as the applicable Counterparty Bank may direct, and, upon the order of the applicable Counterparty Bank, execute all instruments or other documents as may be necessary to enable the applicable Counterparty Bank to attend and vote at any meeting of the Company, in respect of which matters the applicable Counterparty Bank shall act as agent;

d.	ratify and confirm whatever the applicable Counterparty Bank shall lawfully do or cause to be done by virtue of this undertaking; and

e.

indemnify and hold harmless the applicable Counterparty Bank and its successors against all actions, demands, proceedings, claims, costs, expenses, obligations, liabilities and losses of any description arising from the exercise of any of the powers hereby granted to the applicable Counterparty Bank.

The undersigned hereby appoints the Depositary as the undersigned’s agent for the purposes of signing one or more global stock transfer form(s) transferring to the relevant Counterparty Bank all of the Class A Shares properly tendered pursuant to any of the procedures described in Section 3 of the Offer to Purchase and the instructions to this Letter of Transmittal and not properly withdrawn pursuant to Section 4 of the Offer to Purchase from shareholders of the Company who have forwarded their certificates representing the tendered Class A Shares to the Depositary.

The undersigned hereby represents and warrants that the undersigned:

1.	has a “net long position” in Class A Shares or Equivalent Securities (as defined below) that is at least equal to the number of Class A Shares being tendered;

2.

has full power and authority to tender, sell, assign and transfer the tendered Class A Shares and that, when the same are accepted for payment, the applicable Counterparty Bank will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Class A Shares, and the same will not be subject to any adverse claim or right; and

3.

will, on request by the Depositary or the Company, execute any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Class A Shares (and any and all such other Class A Shares or other securities or rights), all in accordance with the terms of and subject to the conditions of the Class A Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.

the tender of Class A Shares properly tendered pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal and not properly withdrawn

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pursuant to Section 4 of the Offer to Purchase constitutes the undersigned’s acceptance of the terms and conditions of the Class A Offer, and the applicable Counterparty Bank’s acceptance for payment of the Class A Shares tendered pursuant to the Class A Offer will constitute a binding agreement between the undersigned and the applicable Counterparty Bank in accordance with the terms and subject to the conditions of the Class A Offer;

2.

it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for a person, acting alone or in concert with others, directly or indirectly, to tender Class A Shares for such person’s own account unless, at the time of tender and at the Expiration Date (as defined in the Offer to Purchase), such person has a “net long position” in (i) the Class A Shares that is equal to or greater than the amount tendered, and will deliver or cause to be delivered such Class A Shares for the purpose of tender to the applicable Counterparty Bank within the period specified in the Class A Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into Class A Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Class A Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Class A Offer, and will deliver or cause to be delivered such Class A Shares so acquired for the purpose of tender to the applicable Counterparty Bank within the period specified in the Class A Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Class A Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering shareholder’s representation and warranty to the Company and the applicable Counterparty Bank that (i) such shareholder has a “net long position” in Class A Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (ii) such tender of Class A Shares complies with Rule 14e-4;

3.

the applicable Counterparty Bank will, upon the terms and subject to the conditions of the Class A Offer, purchase Class A Shares properly tendered and not properly withdrawn at a price not greater than $29.00 nor less than $25.25 per Class A Share, to the seller in cash, less any applicable withholding taxes and without interest;

4.

upon the terms and subject to the conditions of the Class A Offer, the Company will determine a single per share price that it will pay for Class A Shares properly tendered and not properly withdrawn from the Class A Offer, taking into account the number of Class A Shares properly tendered and the prices specified, or deemed specified, by tendering shareholders. This single per share price (the “Final Class A Purchase Price”) will be the lowest single purchase price, not greater than $29.00 nor less than $25.25 per Class A Share, that would allow the Company to purchase, through the Counterparty Banks, $625 million in value of Class A Shares, or a lower amount, depending on the number of Class A Shares properly tendered and not properly withdrawn;

5.

the Company reserves the right, in its sole discretion, to change the per Class A Share purchase price range and to increase or decrease the number of Class A Shares sought in the Class A Offer, subject to applicable law and the authority of the Company to conduct the purchase of its ordinary shares in the capital of the Company as approved by the shareholders of the Company at its annual general meeting of shareholders held on June 11, 2019 (the “2019 Shareholder Authorization”). In accordance with the rules of the Securities and Exchange Commission (the “SEC”) and subject to the 2019 Shareholder Authorization, if Class A Shares having an aggregate value in excess of $625 million are properly tendered in the Class A Offer at or below the applicable Final Class A Purchase Price and not properly withdrawn, we may increase the number of Class A Shares accepted for payment, through the Counterparty Banks, in the Class A Offer by no more than 2% of the outstanding Class A Shares without extending the Class A Offer;

6.

only Class A Shares properly tendered at prices at or below the Final Class A Purchase Price, and not properly withdrawn, will be purchased upon the terms and subject to the conditions of the Class A Offer. If, based on the Final Class A Purchase Price, all Class A Shares properly tendered and not properly withdrawn have an aggregate value in excess of $625 million, all of the Class A Shares tendered at or below the Final

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Class A Purchase Price may not be purchased because of proration, “Odd Lot” priority and the conditional tender provisions described in the Offer to Purchase;

7.

Class A Shares not purchased in the Class A Offer, including Class A Shares tendered at prices in excess of the Final Class A Purchase Price and Class A Shares not purchased because of proration or conditional tender, will be returned to you at the Company’s expense promptly after the Expiration Date;

8.

upon the terms and subject to the conditions of the Class A Offer and subject to applicable law, the Company expressly reserves the right, (i) upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase, (a) to terminate the Class A Offer and return all tendered Class A Shares to tendering shareholders, (b) extend the Class A Offer and, subject to withdrawal rights as set forth in the Offer to Purchase, retain all of the tendered Class A Shares until the expiration of the Class A Offer as so extended, (c) waive a condition of the Class A Offer and, subject to any requirement to extend the period of time during which the Class A Offer is open, purchase all of the Class A Shares properly tendered and not properly withdrawn prior to the Expiration Date or (d) delay acceptance of payment or payment for Class A Shares, subject to applicable law, until satisfaction or waiver of the conditions to the Class A Offer, and (ii) to extend the period of time during which the Class A Offer is open, and thereby delay acceptance for payment of, and payment for, any Class A Shares, by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Class A Shares previously tendered and not properly withdrawn will remain subject to the Class A Offer and to the rights of a tendering shareholder to withdraw such shareholder’s Class A Shares;

9.

shareholders who cannot deliver certificates for their Class A Shares and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Class A Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase (for the avoidance of doubt, in the event such certificates have been lost, destroyed or stolen, a replacement certificate is still required to be delivered to the Depositary within the period of two (2) NASDAQ trading days after the date of execution of that applicable Notice of Guaranteed Delivery);

10.	the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Class A Shares pursuant to the Class A Offer; and

11.

THE CLASS A OFFER IS NOT BEING MADE TO, NOR WILL TENDERS OF CLASS A SHARES BE ACCEPTED FROM OR ON BEHALF OF, SHAREHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE CLASS A OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Class A Offer.

Please issue the check for the purchase price for Class A Shares accepted for payment (less any applicable withholding taxes) in the name(s) of, and/or return any certificates for Class A Shares not properly tendered or accepted for payment to, the name(s) of the registered holder(s) appearing under “Description of Class A Shares Tendered.” Similarly, please mail the check for the purchase price for Class A Shares accepted for payment (less any applicable withholding taxes) and/or return any certificates for Class A Shares not properly tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under “Description of Class A Shares Tendered.”

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IMPORTANT: SHAREHOLDERS SIGN HERE (please also complete IRS Form W-9 below or appropriate IRS Form W-8)
Signature of Owner(s):

Signature(s) of Owner(s):

Dated:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or by person(s) authorized to become registered holder(s) of share certificate(s) as evidenced by endorsement or stock transfer forms transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 6).

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

Complete accompanying IRS Form W-9 or appropriate IRS Form W-8. GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instructions 1 and 6)

Name of Firm:

Address:

(Include Zip Code)

Authorized Signature:

Name:
(Please Type or Print)

Area Code and Telephone Number:

Dated: , 2019

NOTE: A notarization by a notary public is not acceptable. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the Class A Offer

1.

Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of Class A Shares) of Class A Shares tendered herewith on this Letter of Transmittal or (ii) such Class A Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution” as the term is defined in Exchange Act Rule 17Ad-15 (each an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (888) 750-5834.

2.

Requirements of Tender. This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined below) is utilized, if delivery of Class A Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a shareholder to validly tender Class A Shares pursuant to the Class A Offer, (i) this Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered Class A Shares, together with any required signature guarantees, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date, (ii) this Letter of Transmittal, properly completed and duly executed, together with any required Agent’s Message and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date and Class A Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date or (iii) the shareholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

Tenders of Class A Shares made pursuant to the Class A Offer may be withdrawn at any time prior to the Expiration Date. If the Company extends the Class A Offer beyond that time, tendered Class A Shares may be withdrawn at any time until the extended Expiration Date. If, following the Expiration Date, the Company has note accepted for payment, through the Counterparty Banks, Class A Shares that a shareholder has properly tendered by one (1) minute after 11:59 P.M., New York City time, on September 9, 2019, such shareholder may also withdraw its Class A Shares at any time thereafter. To withdraw tendered Class A Shares, shareholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at one of the addresses set forth in this Letter of Transmittal.

Any notice of withdrawal must specify the name of the tendering shareholder, the number of Class A Shares to be withdrawn, and the name of the registered holder of such Class A Shares. In addition, if the certificates for Class A Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering shareholder must also submit the serial numbers shown on the particular certificates for Class A Shares to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Class A Shares tendered by an Eligible Institution). If Class A Shares have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal must also specify the name and number on the account at the Book-Entry Transfer Facility to be credited with the withdrawn Class A Shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Class A Shares withdrawn will not be properly tendered for purposes of the Class A Offer unless the withdrawn Class A Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

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Shareholders whose certificates for Class A Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Class A Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, must be received by the Depositary prior to the Expiration Date and (c) the certificates for all tendered Class A Shares in proper form for transfer (or a book-entry confirmation with respect to all such Class A Shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary, in each case, within two trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A “trading day” is any day on which NASDAQ is open for business. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering Class A Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the applicable Counterparty Bank may enforce such agreement against the participant.

THE METHOD OF DELIVERY OF CLASS A SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. CLASS A SHARES, AND THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). WHEN DELIVERING BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Class A Shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Class A Shares.

3.

Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Class A Shares should be listed on a separate signed schedule attached hereto.

4.

Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer). If fewer than all of the Class A Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Class A Shares that are to be tendered in the box entitled “Description of Class A Shares Tendered.” In any such case, new certificate(s) for the remainder of the Class A Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, Class A Shares tendered herewith. All Class A Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.

Indication of Price at Which Shares are Being Tendered. For Class A Shares to be properly tendered, the shareholder MUST either (1) check the box in the section captioned “Class A Shares Tendered At Price Determined Under The Class A Offer” in order to maximize the chance that all of the Class A Shares tendered pursuant to this Letter of Transmittal are accepted for payment (subject to the possibility of proration) or (2) check the box indicating the price per Class A Share at which such shareholder is tendering Class A Shares under “Class A Shares Tendered At Price Determined by Shareholder.” Selecting option

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(1) could result in the shareholder receiving a price per Class A Share as low as $25.25, the low end of the price range in the Class A Offer, less any applicable withholding taxes and without interest.

ONLY ONE BOX UNDER (1) OR (2) MAY BE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS A SHARES. A SHAREHOLDER WISHING TO TENDER PORTIONS OF SUCH SHAREHOLDER’S CLASS A SHARE HOLDINGS AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SUCH SHAREHOLDER WISHES TO TENDER EACH SUCH PORTION OF SUCH SHAREHOLDER’S CLASS A SHARES. The same Class A Shares cannot be tendered more than once, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

6.

Signatures on Letter of Transmittal, Stock Transfer Forms and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of Class A Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change or alteration whatsoever.

If any of the Class A Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any Class A Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock transfer form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to the Company of his or her authority to so act.

If this Letter of Transmittal is signed by the registered owner(s) of Class A Shares tendered hereby, no endorsements of certificates or separate stock transfer form are required unless payment of the purchase price is to be made, or certificates for Class A Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock transfer form must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of Class A Shares tendered hereby, the certificate(s) representing such Class A Shares must be properly endorsed for transfer or accompanied by appropriate stock transfer form, in either case, signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock transfer form(s) must be guaranteed by an Eligible Institution.

7.

Share Transfer Taxes. Except as otherwise provided in this Instruction 7, the Company will cause the Counterparty Banks to pay, or to cause to be paid, all share transfer taxes, if any, applicable to the transfer of its respective allocation of Class A Shares properly tendered and purchased in accordance with the terms of the Class A Offer. If, however, such Shares are not tendered properly in accordance with the terms of the Class A Offer, and/or if payment of the Final Class A Purchase Price for Class A Shares is to be made to, and/or (in the circumstances permitted by the Class A Offer) if unpurchased Class A Shares are to be registered in the name of, any person other than the registered holder(s), and/or if tendered certificates for Class A Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, we may elect that all share transfer taxes, if any (whether imposed on the registered holder(s), such other person or otherwise), payable as a result will not be so paid or, if they are nevertheless so paid, that the amount of such share transfer taxes will be deducted from the Final Class A Purchase Price unless evidence satisfactory to the Company of the payment of share transfer taxes, or exemption from the payment of share transfer taxes, is submitted with this Letter of Transmittal.

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Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8.

Waiver of Conditions; Irregularities. All questions as to the number of Class A Shares to be accepted, the purchase price to be paid for Class A Shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Class A Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Class A Shares will be determined by the Company, subject to applicable laws, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company may delegate power in whole or in part to the Depositary. The Company reserves the absolute right to reject any or all tenders of any Class A Shares that the Company determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. The Company also reserves the right, subject to the applicable rules and regulations of the SEC, to waive conditions of the Class A Offer prior to the Expiration Date or any defect or irregularity in any tender or withdrawal with respect to any particular Class A Shares or any particular shareholder (whether or not the Company waives similar defects or irregularities in the case of other shareholders), and the Company’s interpretation of the terms of the Class A Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition of the Class A Offer is waived with respect to any particular shareholder, the same condition will be waived with respect to all shareholders. No tender or withdrawal of Class A Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing shareholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Class A Offer, or any defect or irregularity in any tender or withdrawal of Class A Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time the Company determines. None of the Company, the Counterparty Banks, the Dealer Managers, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.

9.

Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Class A Offer, a U.S. Holder (as defined below) tendering Class A Shares in the Class A Offer must (a) qualify for an exemption, as described below or (b) provide the Depositary or other applicable withholding agent with such U.S. Holder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on IRS Form W-9, a copy of which is included with this Letter of Transmittal, and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (x) the U.S. Holder is exempt from backup withholding, (y) the U.S. Holder has not been notified by the Internal Revenue Service (the “IRS”) that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. person (including a U.S. resident alien). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the payment of cash to such U.S. Holder pursuant to the Class A Offer may be subject to backup withholding at the applicable statutory rate.

A “U.S. Holder” is any shareholder that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code

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have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return. A tendering U.S. Holder is required to give the Depositary or other applicable withholding agent the TIN of the record owner of the Shares being tendered. If Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which number to report.

If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing “Applied For” means that a U.S. Holder has already applied for a TIN or that such U.S. Holder intends to apply for one soon. Notwithstanding that the U.S. Holder has written “Applied For” in Part I, the Depositary will withhold the applicable statutory rate on all payments made prior to the time a properly certified TIN is provided to the Depositary.

Some shareholders are exempt from backup withholding. To prevent possible erroneous backup withholding, exempt shareholders should consult the instructions to the enclosed IRS Form W-9 for additional guidance.

Non-U.S. Holders (as defined below) should complete and sign the main signature form and IRS Form W-8BEN or W-8BEN-E, if applicable, or other applicable IRS Form W-8 in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the Depositary or from the IRS website (www.irs.gov). A “Non-U.S. Holder” is a shareholder that is not a U.S. Holder. A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8, and not the IRS Form W-9. See the instructions to the enclosed IRS Form W-9 for more instructions.

Any payments made pursuant to the Class A Offer, whether to U.S. or Non-U.S. Holders, that are treated as wages will be subject to applicable wage withholding (regardless of whether an IRS Form W-9 or applicable IRS Form W-8 is provided).

Each holder is urged to consult its tax advisors for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or another version of IRS Form W-8 to claim exemption from backup withholding.

10.

Requests for Assistance or Additional Copies. If you have questions or need assistance, you should contact the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.

11.

Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify Computershare, as the transfer agent, at the toll-free number 1 (888) 218-4391. The shareholder will then be instructed by Computershare as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

12.	Conditional Tenders. As described in Sections 3 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered Shares being purchased.

If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In this box in this Letter

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of Transmittal and, if applicable, the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.

As discussed in Sections 3 and 6 of the Offer to Purchase, proration may affect whether conditional tenders are accepted and may result in Class A Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Class A Shares would not be purchased. Upon the terms and subject to the conditions of the Class A Offer, if, because of proration (because more than the number of Class A Shares sought are properly tendered), the minimum number of Class A Shares that you designate will not be purchased, conditional tenders made at or below the Final Class A Purchase Price may be accepted by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Class A Shares and check the box so indicating. Upon selection by lot, if any, the purchase of Class A Shares, in each case, will be limited to the designated minimum number of Class A Shares.

All tendered Class A Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you tender all of your Class A Shares, you cannot conditionally tender, because your Class A Shares will not be subject to proration.

The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of Class A Shares pursuant to the Class A Offer in such a manner that the purchase will be treated as a sale of such Class A Shares by the shareholder, rather than the payment of a dividend to the shareholder, for U.S. federal income tax purposes. It is the tendering shareholder’s responsibility to calculate the minimum number of Class A Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than dividend treatment. Each shareholder is urged to consult his or her own tax advisor. See Section 6 of the Offer to Purchase.

13.

Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase, through the Counterparty Banks, fewer than all Class A Shares properly tendered before the Expiration Date and not properly withdrawn, Class A Shares purchased first will consist of all Odd Lots of less than 100 Class A Shares from shareholders who validly tender all of their Class A Shares at or below the Final Class A Purchase Price and who do not validly withdraw them before the Expiration Date. Tenders of less than all of the Class A Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference. This preference will not be available unless the section captioned “Odd Lots” in this Letter of Transmittal is completed.

14.

Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their Class A Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on Class A Shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

15.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE, AND EITHER CERTIFICATES FOR TENDERED CLASS A SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE, PRIOR TO THE EXPIRATION DATE, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

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